As filed with the U.S. Securities and Exchange Commission on April 4, 2022
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________
Global Ship Lease, Inc.
(Exact name of registrant as specified in its charter)
_____________________________

Republic of the Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
c/o Global Ship Lease Services Limited
25 Wilton Road
London SW1V 1LW
United Kingdom
44 (0) 20 3998 0063
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
_____________________________
Global Ship Lease, Inc. 2019 Omnibus Incentive Plan
(Full title of the plan)
_____________________________
Seward & Kissel LLP
Attention: Edward S. Horton, Esq.
One Battery Park Plaza
New York, New York 10004
(212) 574-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
_____________________________

Explanatory Note
On February 4, 2019, the Board of Directors of Global Ship Lease, Inc. (the “Company”) adopted the 2019 Omnibus Incentive Plan, pursuant to which the Company was authorized to issue up to 1,812,500 shares of Class A common stock, par value $0.01 per share (“Common Shares”), which was further amended and restated on September 29, 2021 to increase the number of Common Shares that may be granted thereunder by 1,600,000 (as amended and restated, the “Plan”).
This registration statement is being filed in accordance with the requirements of Form S-8 under the U.S. Securities Act of 1933, as amended, to register an aggregate of additional 1,600,000 Common Shares that are issued and issuable pursuant to the Plan.
The Company previously filed a registration statement on Form S-8 (Registration No. 333-258992) on August 20, 2021 to register an aggregate of 432,988 Class A common shares that were issuable pursuant to the Plan. The additional shares being registered in this registration statement on Form S-8 are of the same class as securities covered by the registration statement on Form S-8 (Registration No. 333-258992) filed on August 20, 2021, the contents of which are incorporated herein by reference in accordance with General Instruction E to Form S-8, to the extent not otherwise amended or superseded by the content of this registration statement. Upon the effectiveness of this registration statement, an aggregate of 2,032,988 Class A common shares will be registered for issuance from time to time under the Plan.
Pursuant to Rule 429 promulgated under the Securities Act of 1933, a prospectus relating to this registration statement is a combined prospectus relating also to the registration statement on Form S-8 (Registration No. 333-258992) filed on August 20, 2021. In addition, this registration statement, which is a new registration statement, also constitutes a post-effective amendment to the registration statement on Form S-8 (Registration No. 333-258992).
The combined Section 10(a) prospectus for the Plan updates, among other things, certain information regarding the Plan, including the increase in the number of Common Shares available for grant under the Plan by 1,600,000 shares.
Under cover of this registration statement on Form S-8 is a combined reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act of 1933 (in accordance with Section C of the General Instructions to Form S-8). The reoffer prospectus may be used for reoffers and resales of up to an aggregate of 2,290,873 "restricted securities" and/or "control securities" (as such terms are defined in Form S-8) issued or to be issued pursuant to the 2019 Plan (and the Company’s prior equity incentive plans, namely the Company’s 2015 Equity Incentive Plan and 2008 Equity Incentive Plan) on a continuous or delayed basis in the future. The combined reoffer prospectus updates, among other things, certain information regarding the ownership of Common Shares by the selling stockholders and the number of Common Shares available for resale by each selling stockholder.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The information specified in this Part I of this Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the instructions to Part I of the Form S-8. The documents containing the information specified in Part I will be delivered to employees of the Company as required by Rule 428(b)(1).

Reoffer Prospectus
2,290,873 Shares
Global Ship Lease, Inc.
This reoffer prospectus ("Reoffer Prospectus") relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the "selling securityholders"), or their permitted transferees, of up to 2,290,873 shares (the "Shares") of Class A common stock, par value $0.01 per share ("Common Stock"), of Global Ship Lease, Inc. This Reoffer Prospectus covers the Shares acquired by or issuable to the selling securityholders pursuant to awards granted or assumed by Global Ship Lease, Inc. to the selling securityholders under the Global Ship Lease, Inc. 2019 Omnibus Incentive Plan, as amended and restated (the "2019 Plan"), the 2015 Equity Incentive Plan (the "2015 Plan"), and the 2008 Equity Incentive Plan (the "2008 Plan," together with the 2019 Plan and the 2015 Plan, the "Plans") non-qualified options, stock appreciation rights, restricted stock units, dividend equivalents, cash awards, unrestricted stock and other equity-based or equity-related awards. We are not offering any of the Shares and will not receive any proceeds from the sale of the Shares by the selling securityholders made hereunder. The selling securityholders are certain of our officers, directors, employees, consultants, and advisors, certain of whom may be deemed to be an "affiliate" of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")).
Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, the selling securityholders may sell the Shares described in this Reoffer Prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The selling securityholders may sell any, all, or none of the Shares and we do not know when or in what amount the selling securityholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Common Stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of Shares. The Shares may be sold through underwriters or dealers which the selling securityholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the selling securityholders may sell their Shares in the section titled "Plan of Distribution." The selling securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the selling securityholders will be borne by us.
Our Common Stock is listed on the New York Stock Exchange, or the NYSE under the symbol "GSL." On April 1, 2022, the last quoted sale price for our Common Stock as reported on the NYSE was $28.95.
The U.S. Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the selling securityholders and any broker-dealers or agents that participate with the selling securityholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled "Plan of Distribution."
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled "Risk Factors" beginning on page 5 of this Reoffer Prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this Reoffer Prospectus is April 4, 2022.

You should rely only on the information contained in this Reoffer Prospectus. We have not authorized any other person to provide you with information that is different from that contained in this Reoffer Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders are offering to sell and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Reoffer Prospectus is accurate only as of the date of this Reoffer Prospectus, regardless of the time of delivery of this Reoffer Prospectus or of any sale of our Shares. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any Shares in any jurisdiction where the offer is not permitted.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "will" or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus include, but are not limited to, statements regarding our disclosure concerning our operations, cash flows, financial position, dividend policy, the anticipated benefits of strategic acquisitions, and the likelihood of success in acquiring additional vessels to expand our business.
Forward-looking statements appear in a number of places in this prospectus and in our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Commission on March 24, 2022, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein, including, without limitation, in the sections entitled "Business Overview," "Management's Discussion and Analysis of Financial Conditions and Operations," and "Dividend Policy."
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in "Risk Factors" in this prospectus. The risks described under "Risk Factors" are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect our results of operations, financial condition, liquidity and the development of the industries in which we operate. New risks can emerge from time to time, and it is not possible for us to predict all such risks, nor can we assess the impact of all such risks on our business or the extent to which any risks, or combination of risks and other factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Commission after the date of this prospectus.
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PROSPECTUS SUMMARY
This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.
The Company
Global Ship Lease is a leading independent owner of containerships with a diversified fleet of mid-sized and smaller containerships. Incorporated in the Republic of the Marshall Islands, Global Ship Lease commenced operations in December 2007 with a business of owning and chartering out containerships under fixed-rate charters to top tier container liner companies. As of December 31, 2021, our fleet consisted of 65 containerships with an aggregate capacity of 342,348 TEU and a TEU-weighted average age of approximately 14.9 years.
Our Fleet
The table below provides certain information about our fleet of 65 containerships as of December 31, 2021, including charters agreed up to March 10, 2022:

Vessel Name	Capacity in TEUs	Lightweight (tons)	Year Built	Charterer	Earliest Charter Expiry Date	Latest Charter Expiry Date (2)	Daily Charter Rate $

CMA CGM Thalassa	11,040	38,577	2008	CMA CGM	4Q25	2Q26	47,200
UASC Al Khor (1)	9,115	31,764	2015	Hapag-Lloyd (3)	1Q27 (3)	3Q27 (3)	34,000 (3)
Anthea Y (1)	9,115	31,890	2015	COSCO	3Q23	4Q23	38,000
Maira XL(1)	9,115	31,820	2015	ONE (3)	2Q27 (3)	4Q27 (3)	31,650 (3)
MSC Tianjin	8,603	34,325	2005	MSC	2Q24	3Q24	19,000
MSC Qingdao (4)	8,603	34,609	2004	MSC	2Q24	1Q25	23,000
GSL Ningbo	8,603	34,340	2004	MSC	1Q23	3Q23	22,500
GSL Eleni	7,847	29,261	2004	Maersk	3Q24	4Q24 (5)	16,500 (5)
GSL Kalliopi	7,847	29,105	2004	Maersk	4Q22	1Q25 (5)	14,500 (5)
GSL Grania	7,847	29,190	2004	Maersk	4Q22	4Q24 (5)	14,500 (5)
Mary (1)	6,927	23,424	2013	CMA CGM	3Q23	4Q23	25,910
Kristina (1)	6,927	23,421	2013	CMA CGM	2Q24	3Q24	25,910
Katherine (1)	6,927	23,403	2013	CMA CGM	1Q24	2Q24	25,910
Alexandra (1)	6,927	23,348	2013	CMA CGM	1Q24	3Q24	25,910
Alexis (1)	6,882	23,919	2015	CMA CGM	1Q24	3Q24	25,910
Olivia I (1)	6,882	23,864	2015	CMA CGM	1Q24	2Q24	25,910
GSL Christen	6,840	27,954	2002	Maersk	3Q23	4Q23	35,000
GSL Nicoletta	6,840	28,070	2002	Maersk	3Q24	4Q24	35,750
CMA CGM Berlioz	6,621	26,776	2001	CMA CGM	4Q25	2Q26	37,750 (6)
Agios Dimitrios (4)	6,572	24,931	2011	MSC	4Q23	3Q24	20,000
GSL Vinia	6,080	23,737	2004	Maersk	3Q24	2Q25	13,250
GSL Christel Elisabeth	6,080	23,745	2004	Maersk	2Q24	2Q25	13,250
GSL Dorothea	5,992	24,243	2001	Maersk	3Q24	3Q26	18,600 (7)
GSL Arcadia	6,008	24,858	2000	Maersk	2Q24	1Q26	18,600 (7)
GSL Violetta	6,008	24,873	2000	Maersk	4Q24	4Q25	18,600 (7)
GSL Maria	6,008	24,414	2001	Maersk	4Q24	1Q27	18,600 (7)
GSL MYNY	6,008	24,873	2000	Maersk	3Q24	1Q26	18,600 (7)
GSL Melita	6,008	24,848	2001	Maersk	3Q24	3Q26	18,600 (7)
GSL Tegea	5,992	24,308	2001	Maersk	3Q24	3Q26	18,600 (7)
Tasman	5,936	25,010	2000	Maersk	1Q22	1Q24	12,500 (8)
ZIM Europe	5,936	25,010	2000	ZIM	1Q24	3Q24	14,500 (9)
Ian H	5,936	25,128	2000	ZIM	2Q24	4Q24	32,500 (9)
GSL Tripoli	5,470	22,259	2009	Maersk	3Q24	4Q27	36,500 (10)

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GSL Kithira	5,470	22,108	2009	Maersk	4Q24	1Q28	36,500 (10)
GSL Tinos	5,470	22,067	2010	Maersk	3Q24	4Q27	36,500 (10)
GSL Syros	5,470	22,098	2010	Maersk	3Q24	4Q27	36,500 (10)
Dolphin II	5,095	20,596	2007	OOCL	1Q25	2Q25	24,500 (11)
Orca I	5,095	20,633	2006	Maersk	2Q24	4Q25	21,000 (12)
CMA CGM Alcazar	5,089	20,087	2007	CMA CGM	3Q26	4Q26	35,500
GSL Château d’If	5,089	19,994	2007	CMA CGM	4Q26	1Q27	35,500
GSL Susan	4,363	17,309	2008	CMA CGM	3Q22	4Q22	22,000
CMA CGM Jamaica	4,298	17,272	2006	CMA CGM	3Q22	3Q23	25,350
CMA CGM Sambhar	4,045	17,429	2006	CMA CGM	3Q22	3Q23	25,350
CMA CGM America	4,045	17,428	2006	CMA CGM	3Q22	2Q23	25,350
GSL Rossi	3,421	16,420	2012	Gold Star/ZIM	1Q26	3Q26	20,000 (13)
GSL Alice	3,421	16,543	2014	CMA CGM	1Q23	2Q23	21,500
GSL Eleftheria	3,404	16,642	2013	Maersk	3Q25	4Q25	37,975
GSL Melina	3,404	16,703	2013	Maersk	2Q23	3Q23	24,500
GSL Valerie	2,824	11,971	2005	ZIM	1Q25	3Q25	13,250 (14)
Matson Molokai	2,824	11,949	2007	Matson	2Q25	3Q25	20,250 (15)
GSL Lalo	2,824	11,950	2006	ONE	4Q22	1Q23	18,500
GSL Mercer	2,824	11,970	2007	ONE	4Q24	1Q25	35,750
Athena	2,762	13,538	2003	Hapag-Lloyd	2Q24	2Q24	21,500
GSL Elizabeth	2,741	11,507	2006	ONE	3Q22	1Q23	18,500
GSL Chloe	2,546	12,212	2012	ONE	4Q24	1Q25	33,000
GSL Maren	2,546	12,243	2014	Westwood	4Q22	1Q23	19,250
Maira	2,506	11,453	2000	Hapag-Lloyd	1Q23	2Q23	14,450
Nikolas	2,506	11,370	2000	CMA CGM	1Q23	1Q23	16,000
Newyorker	2,506	11,463	2001	CMA CGM	1Q24	3Q24	20,700
Manet	2,272	11,727	2001	OOCL	4Q24	1Q25	32,000 (16)
Keta	2,207	11,731	2003	CMA CGM	1Q25	1Q25	25,000
Julie	2,207	11,731	2002	Sea Consortium	1Q23	2Q23	20,000
Kumasi	2,207	11,791	2002	Wan Hai	1Q25	2Q25	38,000 (17)
Akiteta (18)	2,207	11,731	2002	OOCL	4Q24	1Q25	32,000
GSL Amstel	1,118	5,167	2008	CMA CGM	3Q23	3Q23	11,900

(1)	Modern design, high reefer capacity, fuel-efficient vessel.
(2)
In many instances charterers have the option to further extend a charter beyond the nominal latest expiry date by the amount of time that the vessel was off hire during the course of that charter. This additional charter time (“Offhire Extension”) is computed at the end of the initially contracted charter period. The Latest Charter Expiry Dates shown in this table have been adjusted to reflect offhire accrued up to the date of issuance of this release plus estimated offhire scheduled to occur during the remaining lifetimes of the respective charters. However, as actual offhire can only be calculated at the end of each charter, in some cases actual Offhire Extensions – if invoked by charterers - may exceed the Latest Charter Expiry Dates indicated.

(3)
UASC Al Khor & Maira XL. On November 22, 2021 we announced the forward fixture of these two ships, upon the expiry of their existing charters in the second or third quarters of 2022, to a leading liner operator for approximately five years each at a charter rate of $65,000 per day.

(4)	MSC Qingdao & Agios Dimitrios are fitted with Exhaust Gas Cleaning Systems (“scrubbers”).
(5)
GSL Eleni delivered 2Q2019 and is chartered for five years; GSL Kalliopi (delivered 4Q2019) and GSL Grania (delivered 3Q2019) are chartered for three years plus two successive periods of one year at the option of the charterer. During the option periods the charter rates for GSL Kalliopi and GSL Grania are $18,900 per day and $17,750 per day respectively.

(6)	CMA CGM Berlioz. Chartered at $34,000 per day through end-December 2021, at which time the rate increased to $37,750 per day.
(7)
On February 9, 2021 we announced that we had contracted to purchase seven ships of approximately 6,000 TEU each, which have now been delivered. Contract cover for each ship is for a firm period of at least three years from the date each vessel is delivered, with charterers holding a one-year extension option on each charter (at a rate of $12,900 per day), followed by a second option (at a rate of $12,700 per day) with the period determined by - and terminating prior to - each vessel’s 25th year drydocking & special survey.

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(8)	Tasman. 12-month extension at charterer’s option is callable in 2Q2022, at an increased rate of $20,000 per day.
(9)
A package agreement with ZIM, for direct charter extensions on two 5,900 TEU ships: Ian H, at a rate of $32,500 per day from May 2021, and ZIM Europe (formerly Dimitris Y), at a rate of $24,250 per day, from May 2022.

(10)
On June 16, 2021 we announced that we had contracted to purchase four ultra-high reefer ships of 5,470 TEU each. These ships delivered in September and October of 2021. Contract cover on each ship is for a firm period of three years at a rate of $36,500 per day, with a period of an additional three years (at $17,250 per day) at charterers’ option.

(11)	Dolphin II. Chartered to OOCL at $24,500 per day through April 2022, at which time the rate will increase to $53,500 per day.
(12)	Orca I. Chartered at $21,000 per day through to the median expiry of the charter in 2Q2024; thereafter the charterer has the option to charter the vessel for a further 12-14 months at the same rate.
(13)	GSL Rossi. Chartered to Gold Star / ZIM to March 2022 at a rate of $20,000 per day; thereafter the rate increases to an average of $38,875 per day.
(14)
GSL Valerie: chartered to ZIM at $13,250 per day to January 2022; thereafter the rate increases to an average of $35,600 per day-$40,000 for the first 12 months, $36,000 for the next 12 months and $32,000 for the remaining period.

(15)	Matson Molokai. Chartered to Matson at $20,250 per day to May 2022 after which the rate increases to $36,500 per day.
(16)	Manet. Chartered to OOCL at a rate of $32,000 per day upon completion of dry-docking.
(17)	Kumasi. Chartered to Wan Hai at a rate of $38,000 per day upon completion of dry-docking.
(18)
Akiteta, formerly Marie Delmas. Chartered to OOCL at a rate of $32,000 per day upon completion of dry-docking. Note that this charter was formerly attributed to Kumasi,but was switched to Akiteta due to vessel positioning and availability.

Employment of Our Fleet
We employ the ships in our fleet on time charters. A time charter is a contract for the use of a ship for a fixed period of time at a specified daily rate. Under a time charter, as the ship owner, we provide and bear the cost of crew, lubricating oil, and all maintenance and other services related to the ship's operation, the cost of which is included in the daily charter rate. We are also responsible for insuring our interests in the ship and liabilities as owner arising from its use. The charterer is responsible for substantially all of the ship's voyage costs, such as fuel (bunker) costs, canal fees, port expenses, cargo handling costs and extra war risk insurance costs if the ship is deployed outside normal insurance limits and enters areas which are specified by the insurance underwriters as being subject to additional premiums.
The initial term for a time charter commences on the ship's delivery to the charterer. Time charter agreements may include options, in favor of the owner or the charterer, to extend the charter on pre-agreed terms. Charters may be extended on mutually agreed terms, or the ship will be re-delivered by the charterer at the end of the charter period, within a pre-agreed time window (to allow for operational flexibility), in which case we would seek alternate employment with another charterer.
Our charters are with a number of different charterers and expire on different dates over a period of time. We believe the diversified charterer base reduces counterparty risk and the staggered expirations of our charters reduces our exposure to re-chartering risk and may mitigate the impact of the cyclical nature of the container shipping industry.
Management of our Ships
Technomar provides all day-to-day technical ship management services for all but six of our ships. A separate third-party technical manager provides such management on the six other ships. All of our ships are commercially managed by Conchart pursuant to commercial management agreements. For more information regarding management of our ships, please see "Item 4. Information on the Company-B. Business Overview-Ship Management" in our 2021 Annual Report, which is incorporated herein by reference.

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The Offering
This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the selling securityholders listed in this Reoffer Prospectus, of up to 2,290,873 shares of Common Stock acquired by or issuable to selling securityholders pursuant to awards granted or assumed by the Company to the selling securityholders under the Plans. Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of any lock-up restrictions pursuant to the Company's bylaws and/or other agreements, the selling securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Common Stock by the selling securityholders. The selling securityholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the selling securityholders.
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RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included in this prospectus, the risk factors and all of the other information included in any prospectus supplement and the documents that have been incorporated by reference in this prospectus and any prospectus supplement, including those in "Item 3.D. Risk Factors" in our 2021 Annual Report, filed with the Commission on March 24, 2022, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled "Where You Can Find Additional Information-Information Incorporated by Reference." The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.
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USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the Shares hereunder. All of the proceeds from the sale of the Shares offered by the selling securityholders pursuant to this Reoffer Prospectus will be sold by the selling securityholders for their respective accounts. See the sections titled "Selling Securityholders" and "Plan of Distribution" described below.
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SELLING SECURITYHOLDERS
We are registering for resale the Shares covered by this Reoffer Prospectus to permit the selling securityholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a securityholder as a gift, partnership distribution or other non-sale related transfer after the date of this Reoffer Prospectus to resell the shares when and as they deem appropriate. The selling securityholders acquired, or may acquire, these shares from us pursuant to the Plans. The Shares may not be sold or otherwise transferred by the selling securityholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of such Plans.
The number of Shares in the column "Number of Shares Being Offered" represents all of the Shares that each selling securityholder may offer under this Reoffer Prospectus. We do not know how long the selling securityholders will hold the Shares before selling them or how many Shares they will sell, and we currently have no agreements, arrangements or understandings with any of the securityholders regarding the sale of any of the resale Shares. The Shares offered by this Reoffer Prospectus may be offered from time to time by the securityholders listed below. We cannot assure you that any of the selling securityholders will offer for sale or sell any or all of the Shares offered by them by this Reoffer Prospectus.
	Number of Shares Beneficially Owned Prior to Offering(1)		Number of Shares Being Offered**(2)	Number of Shares Beneficially Owned After Offering
Securityholders	Number	Percent		Number	Percent
George Giouroukos	2,254,387	6.1%	1,099,595	1,154,792	3.1%
Ian Webber	192,606	*	505,812	22,044	*
Thomas A. Lister	18,801	*	235,404	6,897	*
Anastasios Psaropoulos	152,810	*	362,625	13,685	*
Maria Danezi	23,547	*	72,437	-	-
George Giannopoulos	1,032	*	15,000	-	-

*Represents beneficial ownership of less than 1%

**“Number of shares being offered” represents the maximum number of shares that a selling securityholder could sell in a hypothetical sale by such securityholder. Information contained in this Reoffer Prospectus including, without limitation, under the heading “selling securityholders” should not be inferred as representative of a current intention to sell any or all of the Shares listed herein. There can be no assurance that any or all of the Shares listed herein will be sold by the selling securityholders or the timing thereof.

(1)
In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to stock options, restricted stock units or other derivative securities held by that person that are exercisable, vested or convertible as of April 4, 2022 or that will become exercisable, vested or convertible within 60 days after April 4, 2022, and based on 36,911,395 shares of Common Stock issued and outstanding as of April 4, 2022.

(2)
The numbers of shares of Common Stock reflect all shares of Common Stock acquired or issuable to a person pursuant to applicable grants previously made under the Plans irrespective of whether such grants are exercisable, vested or convertible as of April 4, 2022 or will become exercisable, vested or convertible within 60 days after April 4, 2022.

7

PLAN OF DISTRIBUTION
We are registering the Shares covered by this Reoffer Prospectus to permit the selling securityholders to conduct public secondary trading of the Shares from time to time after the date of this Reoffer Prospectus. We will not receive any of the proceeds from the sale of the Shares offered by this Reoffer Prospectus. The aggregate proceeds to the selling securityholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers' or underwriters' discounts and commissions in connection with the registration and sale of the Shares covered by this Reoffer Prospectus. The selling securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of the Shares to be made directly or through agents.
The Shares offered by this Reoffer Prospectus may be sold from time to time to purchasers:
•	directly by the selling securityholders;
•
through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent's commissions from the selling securityholders or the purchasers of the Shares; or

•	through a combination of any of these methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this Reoffer Prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the selling securityholders. The Shares may be sold in one or more transactions at:
•	fixed prices;
•	prevailing market prices at the time of sale;
•	prices related to such prevailing market prices;
•	varying prices determined at the time of sale; or
•	negotiated prices.
These sales may be effected in one or more transactions:
•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;
•	in the over-the-counter market;
•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•
through trading plans entered into by the selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this Reoffer Prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	any other method permitted by applicable law; or
•	through any combination of the foregoing.
8

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling securityholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.
The selling securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the selling securityholders will sell any or all of the Shares under this Reoffer Prospectus. Further, we cannot assure you that the selling securityholders will not transfer, distribute, devise or gift the Shares by other means not described in this Reoffer Prospectus. In addition, any Shares covered by this Reoffer Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The selling securityholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares. Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.
9

LEGAL MATTERS
The validity of the securities offered by this prospectus and certain other legal matters with respect to the laws of the Republic of the Marshall Islands and with respect to matters of U.S. law will be passed upon for us by our counsel on matters of U.S. and Marshall Islands law, Seward & Kissel LLP.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers S.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The industry information attributed to Maritime Strategies International Limited ("MSI") by incorporation by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 has been reviewed by MSI, which has confirmed to us that such information accurately describes the container shipping market.
10

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Global Ship Lease, Inc. (the "Registrant") hereby incorporates by reference into this registration statement (the "Registration Statement") the following documents previously filed with the Securities and Exchange Commission (the "SEC"):
(1)
The Registrant's latest annual report on Form 20-F for the year ended December 31, 2021 filed with the Commission on March 24, 2022, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

(2)
The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the SEC on August 12, 2008, as amended by the Registration Statement on Form 8-A12B filed with the SEC on March 26, 2019.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
The Company's Amended and Restated Articles of Incorporation provide that the Company shall indemnify its directors and officers to the fullest extent authorized by law. The Company is also expressly authorized to advance expenses to the fullest extent authorized by law, to pay reasonable costs, expenses and attorneys' fees (including expenses) in connection with the enforcement of rights to the indemnification granted thereunder, and to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company or serving in such capacity in another company at the request of the Company against some liabilities.
Section 60 of the Republic of the Marshall Islands' Business Corporations Act ("Section 60") provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Under Section 60, a corporation shall also have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in the defense of a claim, issue or matter therein, Section 60 dictates that he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Additionally, expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 60. Such indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholder or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 60 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Under Section 60, a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of such section.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
The Exhibits to this Registration Statement on Form S-8 are listed in the Exhibit Index attached hereto and incorporated herein by reference.
Item 9. Undertakings.
The undersigned Registrant hereby undertakes:
(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	to include any prospectus required by Section 10(a)(3) of the Securities Act;
ii.
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

iii.
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on April 4, 2022.
GLOBAL SHIP LEASE, INC.

By:	/s/ Ian J. Webber
Name:	Ian J. Webber
Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward S. Horton and Filana R. Silberberg, and each of them, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 4th day of April, 2022.
/s/ George Giouroukos	Executive Chairman
George Giouroukos

/s/ Michael S. Gross	Director
Michael S. Gross

/s/ Alain Wils	Director
Alain Wils

/s/ Philippe Lemonnier	Director
Philippe Lemonnier

/s/ Michael Chalkias	Director
Michael Chalkias

/s/ Henry Mannix III	Director
Henry Mannix III

/s/ Alain Pitner	Director
Alain Pitner

/s/ Menno van Lacum	Director
Menno van Lacum

/s/ Ian J. Webber	Chief Executive Officer
Ian J. Webber

/s/ Thomas A. Lister	Chief Commercial Officer
Thomas A. Lister

/s/ Anastasios Psaropoulos	Chief Financial Officer
Anastasios Psaropoulos

Authorized Representative
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the Newark, Delaware on April 4, 2022.
PUGLISI & ASSOCIATES

By:	/s/ Donald J.. Puglisi
Name:	Donald J. Puglisi Authorized Representative in the United States

EXHIBIT INDEX
Exhibit Number	Description of Document
4.1
Amended and Restated Articles of Incorporation of GSL Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Global Ship Lease, Inc.’s Registration Statement on Form 8-A (File No. 001-34153) filed with the SEC on March 26, 2019)

5.1	Opinion of Seward & Kissel LLP, Marshall Islands counsel to the Company

23.1	Consent of PricewaterhouseCoopers S.A.

23.2	Consent of Maritime Strategies International Ltd.

23.3	Consent of Seward & Kissel LLP, U.S. Counsel to the Company (included in Exhibit 5.1)

24.1	Powers of Attorney (included in signature page hereto)

99.1	2019 Omnibus Incentive Plan, as amended and restated (incorporated by reference to Exhibit 4.21 to Global Ship Lease, Inc.’s Form 20-F filed with the SEC on March 24, 2022)

107.1	Filing Fee Table